Filed pursuant to Rule 424(b)(3)
Registration No. 333-266832

Prospectus

Jackson Financial Inc.

OFFER TO EXCHANGE

$600,000,000 aggregate principal amount of its 1.125% Senior Notes due 2023 that have been registered under the Securities Act of 1933 (the “New 2023 Notes”) for any and all of its outstanding 1.125% Senior Notes due 2023 (the “Old 2023 Notes”)

$500,000,000 aggregate principal amount of its 3.125% Senior Notes due 2031 that have been registered under the Securities Act of 1933 (the “New 2031 Notes”) for any and all of its outstanding 3.125% Senior Notes due 2031 (the “Old 2031 Notes”)

$500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2051 that have been registered under the Securities Act of 1933 (the “New 2051 Notes” and, together with the New 2023 Notes and the New 2031 Notes, the “New Notes”) for any and all of its outstanding 4.000% Senior Notes due 2051 (the “Old 2051 Notes” and, together with the Old 2023 Notes and the Old 2031 Notes, the “Old Notes”)

This exchange offer will expire at 5:00 p.m., New York City time, on September 22, 2022, unless extended.

•	We will exchange New Notes for any and all outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer being made by this prospectus and the related letter of transmittal (the “exchange offer”).

•	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer.

•	The exchange offer is subject to customary conditions that may be waived by us.

•	The terms of the New Notes are substantially identical to those of the Old Notes of the corresponding series, except that the New Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes will not apply to the New Notes, and the first interest payment date for and date from which interest will accrue on the New Notes will be different from those applicable to the Old Notes of the corresponding series. The New Notes will also have a separate CUSIP number from that of the Old Notes of the corresponding series.

•	The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•	If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to restrictions on transfers.

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the day that is 90 days following that expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

No public market exists for the New Notes or the Old Notes. Neither the New Notes nor the Old Notes will be listed on any securities exchange or included in any quotation system.

Exchanging your outstanding Old Notes for New Notes involves risks, including those described in the “Risk Factors” section beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 24, 2022.

TABLE OF CONTENTS

We have not authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus or any related free writing prospectus that we prepare or distribute. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to exchange, or a solicitation of an offer to tender or exchange, Old Notes for New Notes in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained in this prospectus, the documents incorporated by reference herein or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any exchange of Old Notes for New Notes.

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About this Prospectus

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “Company” mean Jackson Financial Inc. and its consolidated subsidiaries, and references to “JFI” or the “Issuer” are to Jackson Financial Inc. only.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Jackson Financial Inc., 1 Corporate Way, Lansing, Michigan 48951, Attention: Investor Relations, Telephone: (517) 381-5500. You should read this prospectus together with the documents identified under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus issued or authorized by us. This prospectus may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus, in the documents referred to in this prospectus and which are made available to the public and in any related free writing prospectus issued or authorized by us. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

We are not making an offer to exchange, or a solicitation of an offer to tender or exchange, Old Notes for New Notes in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any related free writing prospectus issued or authorized by us is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those respective dates. Neither this prospectus nor any related free writing prospectus issued or authorized by us constitutes an offer, or an invitation on our behalf, to tender or exchange Old Notes for New Notes and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ii

Forward-Looking Statements—Cautionary Language

This prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein contain forward-looking statements and cautionary statements within the meaning of the Private Securities Litigation Reform Act of 1995. A forward-looking statement is a statement that is not a historical fact and includes any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements may contain words like: “anticipate,” “believe,” “estimate,” “expect,” “project,” “shall,” “will” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services or products, future performance or financial results and the outcome of contingencies, such as legal proceedings.

Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those expressed in or implied by such forward-looking statements due to a variety of factors, including:

•	conditions in the capital and credit markets and the economy, which impact liquidity, investment performance and valuation, hedge program performance, interest rates and credit spreads;
•	Jackson Financial Inc.’s dependence on the ability of its subsidiaries to transfer funds to meet Jackson Financial Inc.’s obligations and liquidity needs;
•	downgrade in our financial strength or credit ratings, which impact our business and costs of financing;
•	changes in laws and regulations, which impact how we conduct our business, the relative appeal of our products versus those from other financial institutions, and changes in accounting standards, which impact how we account for and present our results of operations;
•	operational failures, including failure of our information technology systems, failure to protect the confidentiality of customer information or proprietary business information, and disruptions from third party outsourcing partners;
•	a failure to adequately describe and administer, or meet any of the complex product and regulatory requirements relating to, the many complex features and options contained in our annuities;
•	adverse impacts on our results of operations and capitalization as a result of optional guarantee benefits within certain of our annuities;
•	models that rely on a number of estimates, assumptions, sensitivities and projections, which models inform our business decisions and strategy and which may contain misjudgments and errors and may not be as predictive as desired;
•	risks related to natural and man-made disasters and catastrophes, diseases, epidemics, pandemics (including COVID-19), malicious acts, cyberattacks, terrorist acts, civil unrest and climate change;
•	inadequate reserves due to differences between our actual experience and management’s estimates and assumptions;
•	changes in the levels of amortization of deferred acquisition costs; and
•	adverse outcomes of legal or regulatory actions.

You should read this prospectus and the documents incorporated or deemed to be incorporated by reference herein completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this prospectus and the documents incorporated or deemed to be incorporated by reference herein are qualified by these cautionary statements. Any forward-looking statements are made only as of the date on which it is made, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, and changes in future operating results over time or otherwise.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in this prospectus and the risk factors and other information in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference into this prospectus, could cause our actual results to differ materially from those projected in any forward-looking statements we make. Readers should read carefully the factors described under “Risk Factors” in this prospectus and the risk factors and other information in our filings with the SEC incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements.

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Summary

This summary highlights information about us, the New Notes being offered by this prospectus and the exchange offer being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Old Notes for New Notes. For a more complete understanding of our company, the New Notes and the exchange offer being made hereby, we encourage you to read this prospectus and the related letter of transmittal (the “letter of transmittal”), as well as the documents incorporated by reference into this prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our other filings with the SEC incorporated by reference into this prospectus.

Overview

We help Americans grow and protect their retirement savings and income to enable them to pursue financial freedom for life. We believe that we are uniquely positioned in our markets because of our differentiated products, well-known brand and disciplined risk management. Our market leadership is supported by our efficient and scalable operating platform and industry-leading distribution network. We believe these core strengths will enable us to grow profitably as an aging U.S. population transitions into retirement.

We offer a diverse suite of annuities to retail investors in the United States. Our variable annuities have been among the best-selling products of their kind in the United States primarily due to the differentiated features we offer as compared to our competitors, in particular the wider range of investment options and greater freedom to invest across multiple investment options. We also offer fixed index annuities and fixed annuities. In the fourth quarter of 2021, our primary life insurance subsidiary, Jackson National Life Insurance Company (“Jackson National Life”) successfully launched Market Link ProSM and Market Link Pro AdvisorySM, its commission and advisory based suite of registered index-linked annuities (“RILA”). Also in the fourth quarter of 2021, we entered the defined contribution market as a carrier in the AllianceBernstein Lifetime Income Strategy.

We sell our products through a distribution network that includes independent broker-dealers, wirehouses, regional broker-dealers, banks, and independent registered investment advisors, third-party platforms and insurance agents. We have been the top selling retail annuity company in the United States for nine of the past ten years, according to the Life Insurance Marketing and Research Association (“LIMRA”).

Our operating platform is scalable and efficient. We administer approximately 77% of our in-force policies on our in-house policy administration platform. The remainder of our business is administered through established third-party arrangements. We believe that our operating platform provides us with a competitive advantage by allowing us to grow efficiently and provide superior customer service.

Our principal executive office is located at 1 Corporate Way, Lansing, Michigan 48951, and our telephone number at that address is (517) 381-5500.

Summary Description of the Exchange Offer

The following is a description of some of the terms of the exchange offer. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “The Exchange Offer,” “Description of the New Notes,” “U.S. Federal Income Tax Considerations” and “Plan of Distribution,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the exchange offer and the New Notes and the risks of investing in the New Notes. As used herein, the term “exchange offer” means the exchange offer being made pursuant to this prospectus and the related letter of transmittal.

For purposes of the information appearing under this caption “Summary Description of the Exchange Offer,” references to “Jackson Financial Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to Jackson Financial Inc. and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.

Background; Old Notes	On November 23, 2021, we completed a private offering of

•	$600,000,000 aggregate principal amount of our 1.125% Senior Notes due 2023,

•	$500,000,000 aggregate principal amount of our 3.125% Senior Notes due 2031 and

•	$500,000,000 aggregate principal amount of our 4.000% Senior Notes due 2051,

in each case pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), which we sometimes refer to as the “Old Notes.” In connection with that offering, we entered into a registration rights agreement dated November 23, 2021 (the “Registration Rights Agreement”) with the representatives of the initial purchasers of the Old Notes. We are making the exchange offer as required by the Registration Rights Agreement.

New Notes	Up to:

•	$600,000,000 aggregate principal amount of our 1.125% Senior Notes due 2023,

•	$500,000,000 aggregate principal amount of our 3.125% Senior Notes due 2031 and

•	$500,000,000 aggregate principal amount of our 4.000% Senior Notes due 2051,

in each case that have been registered under the Securities Act and offered hereby in exchange for the Old Notes of the corresponding series (the “New Notes”). The terms of the New Notes are substantially identical to those of the Old Notes of the corresponding series, except that the New Notes have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Old Notes, will not be entitled to payment of Additional Interest (as defined under “Description of Registration Rights Agreement”), will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement, and the first interest payment date for and date from which interest will accrue on the New Notes will be different from those applicable to the Old Notes of the corresponding series. The New Notes will also have a separate CUSIP number from the Old Notes of the corresponding series. When we use the term “2023 Notes” in this prospectus, the related discussion applies to both the Old 2023 Notes and the New 2023 Notes, when we use the term “2031 Notes” in this prospectus, the related discussion applies to both the Old 2031 Notes and the New 2031 Notes and when we use the term “2051 Notes” in this prospectus, the related discussion applies to both the Old 2051 Notes and the New 2051 Notes. We sometimes refer to the New Notes and Old Notes as, collectively, the “Notes” or, individually, a “Note.” The Old Notes were issued and the New Notes will be issued under the Indenture dated as of November 23, 2021 between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the supplemental indenture for each series of Old Notes (the “Indenture”), and the New Notes of each series and any Old Notes of the corresponding series that remain outstanding after the exchange offer will constitute a single class of Notes under the Indenture.

Exchange Offer	On the terms and subject to the conditions set forth herein and in the letter of transmittal, you may exchange Old Notes of each series that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer for a like principal amount of New Notes of the corresponding series. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes of the corresponding series.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on September 22, 2022 (which is the 20th business day following the date of this prospectus), unless extended or terminated in our sole and absolute discretion. The term “expiration date” means September 22, 2022, except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. For further information, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.”

Representations by Tendering Owners	By tendering your Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things:

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	any New Notes you receive in the exchange offer will be acquired by you in the ordinary course of your business;

•	you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

•	you are not a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

•	if you are a broker-dealer that will receive New Notes for your own account in the exchange offer in exchange for Old Notes that you acquired for your own account as a result of your market-making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes you receive. For further information, see “Plan of Distribution.”

You will be required to make these and other acknowledgements, representations, warranties and agreements in order to tender Old Notes in the exchange offer. For further information, see “Description of Exchange Offer—Representations by Tendering Owners” and “—Resales of New Notes.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. For further information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Old Notes	The Old Notes of each series currently are in book-entry form and represented by one or more global Old Notes (the “Global Old Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. You will not be entitled to receive Old Notes in definitive certificated form (“Certificated Old Notes”) in exchange for your beneficial interest in the Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s Automated Tender Offer Program (“ATOP”) and the other procedures described in this prospectus and in the related letter of transmittal.

If you wish to tender your Old Notes pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the expiration date either:

•	a properly completed and duly executed letter of transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

•	so long as your Old Notes are in book-entry form, a computer-generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

•	so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book-entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

•	in the event certificated Notes are issued, the Certificated Old Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed letter of transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “The Exchange Offer—Procedures for Tendering Old Notes” and “—Book-Entry Transfers.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes.

If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the exchange offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the letter of transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.

Withdrawal Rights	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer by following the procedures described in this prospectus and the related letter of transmittal. Any Old Notes which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants) without cost of such holders promptly after withdrawal of such Old Notes or expiration or termination of the exchange offer, as the case may be. For further information, see “The Exchange Offer—Withdrawal Rights.”

No Guaranteed Delivery	There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

U.S. Federal Income Tax Considerations	The exchange of the Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Old Notes for New Notes, see “U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent (the “Exchange Agent”) for the exchange offer. You can find the address and telephone number of the Exchange Agent under the caption “The Exchange Offer—Exchange Agent.”

Resales of New Notes	Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Notes you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)	you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offer for a period ending on the earlier of (i) 90 days after the expiration date of the exchange offer and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in either case, to our right to suspend the use of the prospectus under the circumstances described under “Plan of Distribution”), so long as such participating broker-dealer has notified us in the letter of transmittal that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Old Notes in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and we will not be responsible for, or indemnify you against, any such liability.

Registration Rights Agreement	When we issued the Old Notes, we entered into the Registration Rights Agreement pursuant to which we agreed, on the terms and subject to the conditions set forth therein, to use our reasonable best efforts to (1) complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than December 31, 2022 or (2) if such exchange offer is not consummated by such date, to file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Notes. If we fail to satisfy certain of our registration obligations under the Registration Rights Agreement, we will be required to pay Additional Interest to the holders of the Old Notes (other than any Old Note that has ceased to be a Registrable Security (as defined under “Description of Registration Rights Agreement”)). No Additional Interest will be payable on New Notes. For additional information, see “Description of Registration Rights Agreement.”

Risk Factors	An investment in the New Notes involves risks, and you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference” before making a decision to exchange Old Notes for New Notes.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Additional Interest on your Old Notes and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•	they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Summary Description of the New Notes

The following is a description of some of the terms of the New Notes. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “Description of the New Notes” and “U.S. Federal Income Tax Considerations,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the New Notes and the risks of investing in the New Notes.

For purposes of the information appearing under this caption “Summary Description of the New Notes,” references to “Jackson Financial Inc.,” “the Company,” “the Issuer,” “we,” “our,” “us” and similar references refer only to Jackson Financial Inc. and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires. Certain capitalized terms used under this caption “Summary Description of the New Notes” are defined under “Description of the New Notes.”

Issuer	Jackson Financial Inc.

New Notes Offered	Up to:

•	$600,000,000 aggregate principal amount of 1.125% Senior Notes due 2023,

•	$500,000,000 aggregate principal amount of 3.125% Senior Notes due 2031 and

•	$500,000,000 aggregate principal amount of 4.000% Senior Notes due 2051,

in each case that have been registered under the Securities Act. The New Notes of each series will be issued under the same Indenture as the Old Notes of the corresponding series and the New Notes of each series and any Old Notes of the corresponding series that remain outstanding after the exchange offer will constitute a single class of Notes under the Indenture. Old Notes that are exchanged for New Notes of the corresponding series in the exchange offer will be retired and, as a result, the aggregate principal amount of Notes of each series outstanding will not be increased as a result of the exchange offer.

Maturity Date	The 2023 Notes will mature on November 22, 2023.

The 2031 Notes will mature on November 23, 2031.

The 2051 Notes will mature on November 23, 2051.

Interest	Interest on the 2023 Notes will accrue at a rate of 1.125% per annum.

Interest on the 2031 Notes will accrue at a rate of 3.125% per annum.

Interest on the 2051 Notes will accrue at a rate of 4.000% per annum.

Interest Payment Dates	The Issuer will pay interest semi-annually in arrears on the New 2023 Notes on May 22 and November 22 of each year, commencing on November 22, 2022. The Issuer will pay interest semi-annually in arrears on the New 2031 Notes and the New 2051 Notes on May 23 and November 23 of each year, in each case, commencing on November 23, 2022. The New Notes of each series will accrue interest from the most recent date to which interest has been paid or provided for on the Old Notes of the corresponding series.

Ranking	The Old Notes are, and the New Notes will be, the Issuer’s senior unsecured obligations and rank equally in right of payment with all of the Issuer’s existing and future unsecured and unsubordinated indebtedness, including our revolving credit facility. The Old Notes are, and the New Notes will be, structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the Issuer’s subsidiaries will be paid from the subsidiaries’ assets before holders of the Notes would have any claims to those assets.

Further Issuances	The Issuer may, from time to time, without notice to or the consent of the existing holders of the Notes, issue additional Notes having the same terms as the Notes of any series, provided that, if the additional Notes are not fungible with the Notes of the applicable series for U.S. federal income tax or other purposes, the additional Notes will have a separate CUSIP number so that they are distinguishable from the Notes of the applicable series.

Covenants	The Indenture contains covenants that restrict the Issuer’s ability, with specified exceptions, to:

•	create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of Jackson National Life, any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor, unless the Notes then outstanding are secured equally and ratably with (or prior to) such secured debt so long as such debt is so secured;

•	sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of Jackson National Life, any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer, or any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor; subject to limited exceptions including, a sale or other disposition of any shares of such capital stock for at least fair market value will be permitted; and

•	merge with or into or consolidate with another entity or convey, lease or otherwise transfer all or substantially all of the Issuer’s assets to any other entity, subject to limited exceptions, including to one of its direct or indirect wholly owned subsidiaries. See “Description of the New Notes—Consolidation, Merger, Transfer of Assets and Other Transactions.”

Optional Redemption	At any time and from time to time prior to (i) November 22, 2023, in the case of the 2023 Notes, (ii) August 23, 2031, in the case of the 2031 Notes, and (iii) May 23, 2051, in the case of the 2051 Notes, the applicable series of the Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date and the applicable “Make-Whole Redemption Amount” calculated as described under “Description of the New Notes—Optional Redemption.”

At any time and from time to time on or after their respective Par Call Dates (as defined herein), the 2031 Notes and the 2051 Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Absence of Public Market for the New Notes	The New Notes are a new issue of securities, and there is no established trading market for the New Notes. The Issuer does not intend to apply for a listing of any series of the New Notes on any securities exchange or automated dealer quotation system. Accordingly, the Issuer cannot assure you as to the development or liquidity of any trading market for the New Notes. See “Risk Factors—Risks Relating to the New Notes—There is currently no market for the New Notes, and we cannot assure you that an active trading market for the New Notes will develop. The New Notes may trade at prices below the price you paid for them.”

Indenture	The Old Notes were issued, and the New Notes will be issued, under an indenture between the Issuer, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

Clearance and Settlement	The New Notes will be issued in book-entry form through the facilities of DTC for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), and will trade in DTC’s same day funds settlement system. Beneficial interests in New Notes held in book-entry form will not be entitled to receive physical delivery of certificated notes, except in certain limited circumstances.

Form and Denomination	The New Notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The Old Notes are, and the New Notes will be, governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	In evaluating an investment in the New Notes, you should carefully consider, along with the other information in this prospectus, the specific factors set forth under the section titled “Risk Factors” in this prospectus and in the applicable documents incorporated by reference herein and other information included or incorporated by reference in this prospectus for risks involved with making a decision to exchange Old Notes for New Notes.

Risk Factors

Your investment in the New Notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, and pay special attention to the following discussion of risks relating to the New Notes before deciding whether to exchange Old Notes for New Notes. In addition to the risk factors relating to the New Notes set forth below, we also specifically incorporate by reference into this prospectus the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and the other reports filed with the SEC incorporated by reference into this prospectus. The New Notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the New Notes or financial matters in general. You should not exchange Old Notes for New Notes unless you understand, and know that you can bear, these investment risks.

Risks Related to the Exchange Offer

If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.

If you do not exchange your Old Notes for New Notes in the exchange offer, then your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the transfer restrictions set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any Additional Interest on your Old Notes and will not be entitled to any registration rights or other rights under the Registration Rights Agreement (subject to possible limited exceptions). In general, you may offer or sell your Old Notes only if:

•	they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

Any Old Notes exchanged for New Notes in the exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Old Notes will be reduced, which may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding after the exchange offer and may increase the volatility of the market price of such Old Notes.

You must follow the exchange offer procedures carefully in order to receive the New Notes.

If you do not follow the procedures described in this prospectus and the related letter of transmittal, you will not receive any New Notes. The New Notes will be issued to you in exchange for Old Notes only if you properly tender the Old Notes and deliver all other required documentation (including, in the case of Old Notes tendered through DTC’s ATOP procedures, Agent’s Messages, Book-Entry Confirmations and any other documents delivered electronically through the DTC system) to the Exchange Agent in the manner and at the address specified in this prospectus and in the letter of transmittal prior to the expiration of the exchange offer. If you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Old Notes for exchange or if your Old Notes or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Old Notes that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Old Notes in the exchange offer, you should promptly contact the entity through which you hold your Old Notes and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, you must deliver your Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to the expiration of the exchange offer.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

If you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, if you are a broker-dealer who will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under “The Exchange Offer—Resales of New Notes,” you will not be permitted to tender your Old Notes in the exchange offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your Notes. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and we will not be responsible for, or indemnify you against, any such liability.

In addition, a broker-dealer that receives New Notes for its own account in the exchange offer in exchange for Old Notes that it acquired for its own account as a result of its market making or other trading activities (a “participating broker-dealer”) must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes received in exchange for such Old Notes in the exchange offer. Although a participating broker-dealer (and not any other broker-dealer) is permitted to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale or other transfer of any such New Notes, it may do so only if it notifies us as provided in the letter of transmittal and may only use this prospectus for such purpose for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in each case, to our right to suspend use of the prospectus under the circumstances described under “Plan of Distribution”).

Risks Related to the New Notes

The Indenture does not limit the amount of indebtedness that the Issuer or its subsidiaries may incur.

As of June 30, 2022, we had $2.6 billion of indebtedness. The Issuer is not, and none of its subsidiaries are, restricted from incurring additional indebtedness or other liabilities, including issuing additional Notes, under the Indenture except for certain limitations on the Issuer’s ability to incur indebtedness that is secured by a lien on the shares of capital stock of Jackson National Life as described in “Description of the New Notes.” The Issuer expects that the Issuer or its subsidiaries will from time to time incur additional indebtedness and other liabilities. In addition, the Indenture does not restrict the Issuer or its subsidiaries from paying dividends on or issuing or repurchasing its or their securities. If the Issuer or any of its subsidiaries incurs additional indebtedness or liabilities or undergoes a recapitalization, the Issuer’s ability to pay its obligations on the New Notes could be materially and adversely affected. Any such incurrence of additional indebtedness would increase the risks created by our level of indebtedness.

We intend to return capital to stockholders of approximately 40% to 60% of the annual change in our excess capital, adjusted for any capital contributions and distributions, which could negatively affect our ability to meet our future obligations, including payments of principal and interest on the New Notes.

We intend to return capital to stockholders of approximately 40% to 60% of the annual change in our excess capital, adjusted for any capital contributions and distributions, which could negatively affect our ability to meet our future obligations, including payments of principal and interest on the New Notes and our other indebtedness. On February 28, 2022, our board of directors authorized an increase of $300 million in our existing share repurchase authorization for shares of our common stock. The number of shares to be repurchased and the timing of such transactions will depend on a variety of factors, including market conditions. There are no covenants under the Indenture governing the New Notes limiting our ability to pay dividends or engage in repurchases of our common stock. The use of a portion of our capital for purposes of paying dividends, making other distributions to our stockholders or repurchasing shares of our common stock would reduce the amount of cash available to repay our indebtedness, including payments of principal and interest on the New Notes. See “—The terms of the Indenture and the New Notes provide only limited protection against significant events that could adversely impact your investment in the New Notes.”

The terms of the Indenture and the New Notes provide only limited protection against significant events that could adversely impact your investment in the New Notes.

The Indenture for the New Notes does not:

•	require the Issuer to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit the Issuer’s ability to incur indebtedness or other obligations that are equal in right of payment to the New Notes;

•	restrict the Issuer’s subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to the Issuer’s equity interests in its subsidiaries and therefore rank effectively senior to the New Notes with respect to the assets of its subsidiaries;

•	restrict the Issuer’s ability to repurchase or prepay any of its securities or other indebtedness;

•	restrict the Issuer’s ability to make investments or to repurchase, or pay dividends or make other payments in respect of, its common stock or other securities ranking junior to the New Notes; or

•	provide for any adjustment to the interest rate on the New Notes in the event the Issuer’s credit rating is downgraded.

As a result of the foregoing, when evaluating the terms of each series of the New Notes, you should be aware that the terms of the Indenture and the New Notes do not restrict the Issuer’s ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the New Notes. See “Description of the New Notes.”

Our ability to meet our obligations and pay interest on the New Notes is dependent upon distributions from our subsidiaries and the New Notes will be effectively subordinated to the obligations of our subsidiaries.

The Issuer is a holding company for all of our operations and a separate legal entity from our subsidiaries. Dividends, interest payments and other distributions from its subsidiaries are the Issuer’s principal source of cash flow to pay principal and interest on its indebtedness (including on the New Notes), to pay corporate expenses, to pay any stockholder dividends, to repurchase stock and to meet its other obligations. The inability to receive dividends from our subsidiaries could have a material adverse effect on our business, financial condition, results of operations and cash flows. The ability of our insurance subsidiaries to pay dividends and make other distributions to us will further depend on their ability to meet applicable regulatory standards and receive regulatory approvals, which are based in part on the prior year’s statutory income, capital and surplus and unassigned funds and require our insurance subsidiaries to hold a specific amount of minimum reserves in order to meet future obligations on their outstanding policies. These regulations specify that the minimum reserves must be sufficient to meet future obligations, after giving consideration to future required premiums to be received, and are based on, among other things, certain specified mortality tables, interest rates and methods of valuation, which are subject to change. In order to meet their claims-paying obligations, our insurance subsidiaries regularly monitor their reserves to ensure they hold sufficient amounts to cover actual or expected contract and claims payments. At times, we may determine that reserves in excess of the minimum are needed to ensure sufficient coverage. Changes in, or reinterpretations of, these regulatory standards could constrain the ability of our subsidiaries to pay dividends or to advance or repay funds in sufficient amounts and at times necessary to meet our debt obligations and corporate expenses. Requiring our insurance subsidiaries to hold additional reserves has the potential to constrain their ability to pay dividends to us. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations and pay interest on the New Notes.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to meet our obligations and pay interest on the New Notes from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, our obligations and the payments of interest on the New Notes will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of June 30, 2022, the Issuer’s subsidiaries had consolidated indebtedness of $313 million and the Issuer’s insurance subsidiaries had $271.8 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which would effectively rank senior to the New Notes upon our liquidation.

The New Notes are effectively subordinated to any future secured debt of the Issuer and its subsidiaries.

The New Notes will be the Issuer’s senior unsecured obligations and will rank equally in right of payment with all of the Issuer’s existing and future unsecured senior indebtedness, including any borrowings under our revolving credit facility. The New Notes will be effectively subordinated to any secured indebtedness of the Issuer and its subsidiaries to the extent of the value of the collateral securing such indebtedness. The Issuer may incur secured indebtedness in the future, subject to the covenant described under “Description of the New Notes—Limitation on Liens.” That covenant, however, only limits the Issuer’s ability to incur indebtedness that is secured by a lien on the capital stock of Jackson National Life, and will not prevent the Issuer from granting liens over other assets.

There is currently no market for the New Notes, and we cannot assure you that an active trading market for the New Notes will develop. The New Notes may trade at prices below the price you paid for them.

Currently, there is no market for the New Notes, and we do not intend to apply for listing of any series of the New Notes on any securities exchange or automated quotation system. Accordingly, there can be no assurances that a trading market for the New Notes will ever develop or will be maintained. Further, there can be no assurances as to the liquidity of any market that may develop for the New Notes, your ability to sell your New Notes or the price at which you will be able to sell your New Notes. Future trading prices of the New Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the New Notes and the market for similar securities. Any trading market that develops may be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the New Notes;

•	outstanding amount of the New Notes;

•	the terms related to optional redemption of the New Notes; and

•	level, direction and volatility of market interest rates generally.

If an active trading market for the New Notes does develop, general market conditions and unpredictable factors could adversely affect market prices for the New Notes.

There can be no assurance about the market prices for the New Notes. Several factors, many of which are beyond our control, will influence the market prices of the New Notes. The market price of the New Notes depends on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the financial strength ratings of our insurance subsidiaries;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the New Notes;

•	prevailing interest rates;

•	economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally, including the impact of COVID-19 and related economic conditions;

•	the market for similar securities; and

•	other risks, uncertainties and factors, including those discussed under “Forward-Looking Statements—Cautionary Language” and “Risk Factors” in this prospectus and the risk factors and other information in our Annual Report on Form 10-K for the year ended December 31, 2021, and in our other filings with the SEC incorporated by reference into this prospectus.

A downgrade, suspension or withdrawal of, or change in, the methodology used to determine any rating assigned by a rating agency to us or our securities, including the New Notes, could cause the liquidity or trading price of the New Notes to decline significantly.

Real or anticipated changes in the credit ratings assigned to the New Notes or our credit ratings generally could affect the trading price of the New Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the New Notes, based on their overall view of our industry. A downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal of the ratings assigned to the New Notes, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the New Notes to decline significantly.

The rating agencies that currently or may in the future publish a rating for us or the New Notes may from time to time in the future change the methodologies that they use for analyzing securities with features similar to the New Notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s senior securities and ratings assigned to securities with features similar to the New Notes, which is sometimes called “notching”. If the rating agencies change their practices for rating these securities in the future, and the ratings of the New Notes are subsequently lowered or “notched” further, the trading price of the New Notes could be negatively affected.

The Issuer may redeem the New Notes prior to their maturity date and you may not be able to reinvest the proceeds in a comparable security.

The Issuer may redeem some or all of the New Notes at any time or from time to time at the redemption prices described in “Description of the New Notes—Optional Redemption.” In the event the Issuer chooses to redeem your New Notes, you may not be able to reinvest the redemption proceeds in an investment that results in a return comparable to the New Notes.

Use of Proceeds

We will not receive any proceeds from the exchange offer. Any Old Notes that are properly tendered and exchanged pursuant to the exchange offer will be cancelled.

The Exchange Offer

On November 23, 2021, we completed a private offering of $600,000,000 aggregate principal amount of 1.125% Senior Notes due 2023, $500,000,000 aggregate principal amount of 3.125% Senior Notes due 2031 and $500,000,000 aggregate principal amount of 4.000% Senior Notes due 2051 in a transaction that was not registered under the Securities Act. The Old Notes may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. Accordingly, in connection with the offering of the Old Notes, we entered into the Registration Rights Agreement in which we agreed, among other things and on the terms and subject to the conditions set forth therein, to use our reasonable best efforts to (1) complete an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act no later than December 31, 2022 or (2) if such exchange offer is not consummated by such date, to file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Notes. The exchange offer is being made pursuant to the Registration Rights Agreement.

For purposes of the information appearing under this caption “The Exchange Offer,” references to “Jackson Financial Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to Jackson Financial Inc. and not its subsidiaries or any entities that are consolidated with it for financial reporting purposes, unless otherwise expressly stated or the context otherwise requires.

Terms of the Exchange Offer; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to issue up to $600,000,000 aggregate principal amount of 1.125% Senior Notes due 2023, up to $500,000,000 aggregate principal amount of 3.125% Senior Notes due 2031 and up to $500,000,000 aggregate principal amount of 4.000% Senior Notes due 2051, in each case in exchange for a like aggregate principal amount of Old Notes of the corresponding series. We will accept for exchange Old Notes of any series which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date unless we terminate the exchange offer. As used herein, the term “expiration date” means September 22, 2022 (which is the 20th business day following the date of this prospectus), except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes of the corresponding series.

As of the date of this prospectus, $1.6 billion aggregate principal amount of Old Notes are outstanding. This prospectus, together with the letter of transmittal and related documentation, is first being sent on the date hereof to all registered holders of Old Notes whose names appear in the registry books maintained by the registrar for the Old Notes.

We expressly reserve the right, at any time and from time to time in our sole and absolute discretion, to extend the period of time during which the exchange offer is open by giving written notice of such extension to the registered holders of the Old Notes as described below, and to delay acceptance for exchange of any Old Notes. During any such extension or delay, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We expressly reserve the right, in our sole and absolute discretion, to amend the exchange offer and, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the Exchange Offer,” to not accept for exchange any Old Notes and to terminate the exchange offer. We will give prompt notice of any extension of the exchange offer, any such amendment that we determine, in our sole and absolute discretion, to constitute a material change in the exchange offer, and of any such termination to registered holders of Old Notes in such manner as we may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC’s procedures; provided that, in the case of any extension of the exchange offer, we will give such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

The tender to us of Old Notes by you as set forth in this prospectus and the letter of transmittal and our acceptance of such Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The Old Notes of each series currently are in book-entry form and represented by one or more Global Old Notes registered in the name of DTC or its nominee. You will not be entitled to receive Certificated Old Notes in exchange for your beneficial interest in Global Old Notes except under the limited circumstances described under “Book-Entry, Delivery and Form.” Accordingly, so long as your Old Notes are in book-entry form represented by one or more Global Old Notes, you must tender your Old Notes pursuant to DTC’s ATOP procedures and the other procedures described in this prospectus and the related letter of transmittal.

So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, you need not deliver a signed letter of transmittal to the Exchange Agent so long as your Old Notes are tendered in accordance with DTC’s ATOP procedures and the Exchange Agent receives an Agent’s Message prior to 5:00 p.m., New York City time, on the expiration date. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus and the letter of transmittal.

If you wish to tender your Old Notes pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

•	a properly completed and duly executed letter of transmittal, with any required signature guarantees, together with any other required documentation, all of which must be delivered to the Exchange Agent in the manner and at the address set forth in this prospectus; or

•	so long as your Old Notes are in book-entry form, a computer generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal (an “Agent’s Message”).

In addition, you must also deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date either:

•	so long as your Old Notes are in book-entry form, an electronic confirmation from DTC of the book entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”); or

•	in the event certificated Notes are issued, the Certificated Old Notes you are tendering, in proper form for transfer and with any required signature guarantees and any other required documentation, all of which must be delivered to the Exchange Agent, together with your signed letter of transmittal and other required documents, in the manner and at the address set forth in this prospectus.

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “—Book-Entry Transfers.”

To receive confirmation of a tender of Old Notes, you should contact the Exchange Agent at the telephone number listed under “—Exchange Agent.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. So long as the Old Notes are in book-entry form represented by one or more Global Old Notes, this is the only manner in which you will be able to tender your Old Notes.

If Certificated Old Notes are issued and you are the beneficial owner of Certificated Old Notes that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Certificated Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Certificated Old Notes on your behalf prior to the expiration of the exchange offer or, if you wish to tender those Certificated Old Notes yourself, then, prior to completing and executing the letter of transmittal and delivering your Certificated Old Notes, you must either make appropriate arrangements to register ownership of those Certificated Old Notes in your own name or obtain a properly completed bond power (with any required signature guarantee) from the registered holder of those Certificated Old Notes. The transfer of registered ownership may take considerable time.

If a holder completing a letter of transmittal tenders less than all of the Old Notes held by such holder, the tendering holder should indicate the aggregate principal amount of Old Notes it is tendering by filling in the applicable box of the letter of transmittal. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery (whether physical or electronic) of Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations and all other required documents is at your risk and election, provided that Old Notes in book-entry form must be tendered through DTC’s ATOP procedures. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to insure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Old Notes to effect these transactions for you. No letter of transmittal, Old Notes or other documents should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange are tendered:

•	by a holder of the Old Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”).

When a letter of transmittal is signed by the registered holder or holders of the Old Notes being tendered, no endorsements of the certificates evidencing such Old Notes or separate bond powers are required. If, however, the New Notes are to be issued, or any untendered Old Notes are to be reissued, in the name of a person other than such registered holder or holders, then such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.

If a letter of transmittal is signed by a person or persons other than the registered holder or holders, as the case may be, of the certificates evidencing the Old Notes being tendered, such certificates must be endorsed or accompanied by appropriate bond powers (satisfactory to the Company and the Exchange Agent in their sole and absolute discretion), in each case signed exactly as the name or names of the registered holder or holders, as the case may be, appear on the applicable certificates and the signatures on such certificates or bond powers, as the case may be, must be guaranteed by an Eligible Institution.

We in our sole and absolute discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any Old Notes not properly tendered and to not accept any Old Notes which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right, in our sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) as to any particular tender of Old Notes or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we in our sole and absolute discretion may determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Notes for exchange, or if any Old Notes, letters of transmittal, Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

If any letter of transmittal, Old Note, bond powers or other instruments of transfer or other documents are signed by or on behalf of trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us and the Exchange Agent of their authority to so act must be submitted with the letter of transmittal.

Representations by Tendering Owners

By tendering Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things, (i) you are not our “affiliate” (as defined in Rule 405 under the Securities Act), (ii) any New Notes you receive in the exchange offer will be acquired by you in the ordinary course of your business, (iii) you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iv) you are not a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, and (v) if you are a broker-dealer holding Old Notes acquired for your own account as a result of your market making or other trading activities (a “participating broker-dealer”), you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Notes you receive in exchange for such Old Notes pursuant to the exchange offer (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act). For additional information, see “—Resales of New Notes” and “Plan of Distribution” below.

By tendering Old Notes, you will also acknowledge, represent and warrant to and agree with us that you have full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes tendered and to acquire New Notes issuable upon the exchange of such tendered Old Notes and that, if and when such Old Notes are validly tendered and accepted by us for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

If you are unable to make these and other acknowledgements, representations, warranties and agreements in the letter of transmittal, or if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, you will not be permitted to exchange your Old Notes in the exchange offer and you will be subject to other consequences described below under “—Resales of New Notes.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all Old Notes validly tendered and not validly withdrawn and, promptly after acceptance of the Old Notes, we will issue New Notes in an aggregate principal amount equal to the aggregate principal amount of Old Notes so accepted. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

A holder of Old Notes accepted for exchange will receive New Notes of the corresponding series in an aggregate principal amount equal to the aggregate principal amount of such Old Notes. Persons who are the registered holders of the New Notes at the close of business on the record date for the first interest payment date following the consummation of the exchange offer will be entitled to receive interest accrued on the New Notes from and including the most recent date to which interest has been paid on the Old Notes to but excluding such first interest payment date; provided that, notwithstanding the foregoing, if such record date occurs prior to the consummation of the exchange offer, then the interest payable on the first interest payment date following the consummation of the exchange offer will instead be paid to the persons who were the registered holders of the Old Notes that were exchanged for such New Notes at the close of business on such record date. Interest will cease to accrue on Old Notes that are exchanged for New Notes of the corresponding series pursuant to the exchange offer and holders and beneficial owners of Old Notes will not be entitled to receive any payments in respect of accrued and unpaid interest on Old Notes that are exchanged for New Notes of the corresponding series except as described in the immediately preceding sentence.

In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

•	certificates for such Old Notes or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at DTC,

•	a properly completed and duly executed letter of transmittal (with the signature on such letter of transmittal guaranteed by an Eligible Institution if the letter of transmittal so requires) or an Agent’s Message in lieu thereof, and

•	all other required documents.

Any Old Notes which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Old Notes has been properly withdrawn, because we do not accept those Old Notes for exchange or terminate the exchange offer, or if the tendering holders properly indicate that only a portion of the Old Notes being tendered are to be exchanged for New Notes), such Old Notes will be returned to the holders thereof (or, in the case of Old Notes tendered by book-entry transfer, will be credited to the accounts at DTC of the applicable DTC participants), unless any such holders completed the box entitled “Special Delivery Instructions” in the letter of transmittal, in which case such Old Notes shall be returned to the person specified in such instructions, without cost to such holders, promptly after withdrawal of such Old Notes or expiration or termination of the exchange offer, as the case may be.

Book-Entry Transfers

For purposes of the exchange offer, the Exchange Agent will request that an account be established with respect to the Old Notes at DTC, unless the Exchange Agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a direct participant in DTC (a “participant”) may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer and by causing DTC to deliver an Agent’s Message and a Book-Entry Confirmation complying with the terms of the exchange offer to the Exchange Agent through DTC.

Any DTC participant wishing to tender Old Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Old Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent’s Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Old Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, in the case of Old Notes tendered pursuant to DTC’s ATOP procedures, an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Notes or, in the case of Certificated Old Notes, if any, tendered by physical delivery, a written (which may be given by letter or telegram), electronic mail or facsimile notice of withdrawal at the address, electronic mail address or facsimile number set forth below under “—Exchange Agent,” in each case no later than 5:00 p.m., New York City time, on the expiration date. The notice of withdrawal must:

•	specify the name of the person having tendered the Old Notes to be withdrawn and, if different, the name of the registered holder of such Old Notes (or, in the case of Old Notes tendered by book-entry transfer, the name and DTC account number of the DTC participant that tendered such Old Notes),

•	identify the Old Notes to be withdrawn (including the CUSIP numbers and, in the case of Certificated Old Notes, the certificate numbers thereof) and principal amount of such Old Notes,

•	in the case of Old Notes tendered through DTC’s ATOP procedures, specify the name and account number at DTC to which your withdrawn Old Notes should be credited,

•	in the case of Certificated Old Notes physically delivered to the Exchange Agent, be signed by the same person and in the same manner as the original letter of transmittal, including any signature guarantees (or, in the case of Old Notes tendered by book-entry transfer, be signed by or transmitted on behalf of the same DTC participant that tendered such Old Notes), or be accompanied by evidence satisfactory to us and the Exchange Agent that the person withdrawing the tender has succeeded to the beneficial ownership of those Old Notes,

•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged, and

•	if the letter of transmittal was executed by a person other than the registered holder, be accompanied by a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such registered holder.

The signature on a notice of withdrawal must be guaranteed by an Eligible Institution unless the applicable Old Notes were tendered by an Eligible Institution and the notice of withdrawal is being signed by the same Eligible Institution, and the signature on any such irrevocable proxy must be guaranteed by an Eligible Institution unless the signatory to such proxy is an Eligible Institution.

Properly withdrawn Old Notes may be retendered by following the procedures described under “—Procedures for Tendering Old Notes” above and in the letter of transmittal at any time prior to 5:00 p.m., New York City time, on the expiration date.

All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by us in our sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered and not validly withdrawn and are accepted by us.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, the exchange offer will be subject to customary conditions, including that (i) the exchange offer does not, in our judgment, violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) the due tendering of Old Notes in accordance with the terms of the exchange offer and (iii) no action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition and any or all such conditions may be waived by us at any time or from time to time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of such stop order.

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent

We have appointed The Bank of New York Mellon as the Exchange Agent for the exchange offer. All executed letters of transmittal, Certificated Old Notes (if any), and other documents must be delivered to the address or the facsimile number set forth below, except that Old Notes in book-entry form, Book-Entry Confirmations, Agent’s Messages, notices of withdrawal given through ATOP procedures and other electronic messages delivered through DTC must be delivered to the Exchange Agent through DTC’s systems and procedures. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission:

The Bank of New York Mellon, as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations–Reorganization Unit
2001 Bryan Street, 10th Floor

Dallas, Texas 75201
Attention: Sherma Thomas

(732) 667-9408 Attention: Sherma Thomas Your fax cover sheet should provide a call-back number and request a call back, upon receipt.

To confirm receipt or for more information, call: (315) 414-3362 Or use email: CT_REORG_UNIT_INQUIRIES@bnymellon.com

DELIVERY OF A LETTER OF TRANSMITTAL, NOTICE OF WITHDRAWAL, CERTIFICATED OLD NOTES (IF ANY) AND OTHER DOCUMENTS TO AN ADDRESS OR BY FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SHOWN ABOVE, AND ELECTRONIC DELIVERY OF OLD NOTES IN BOOK-ENTRY FORM, BOOK-ENTRY CONFIRMATIONS, AGENT’S MESSAGES, NOTICES OF WITHDRAWAL GIVEN THROUGH THE ATOP PROCEDURES AND OTHER ELECTRONIC DOCUMENTS TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC’S SYSTEMS AND PROCEDURES, DOES NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

We will pay the Exchange Agent’s customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and generally pay other registration expenses, including fees and expenses of the Trustee under the Indenture, SEC filing fees, and printing and distribution expenses. We will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, upon written request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and documented out-of-pocket expenses incurred in mailing copies of this prospectus, the letter of transmittal and any related documents to beneficial owners of Old Notes.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by us.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Old Notes to us or upon our order pursuant to the exchange offer. If, however, New Notes and/or Old Notes not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the tendered Old Notes, if tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to us or upon our order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of the payment of such taxes or an exemption therefrom is not submitted to the Exchange Agent with the delivery of the applicable letter of transmittal to the Exchange Agent or, in the case of Old Notes in book-entry form, contemporaneously with the tender of such Old Notes, the amount of such transfer taxes will be billed to such tendering holder or we may refuse to accept the Old Notes tendered by such holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The costs of the exchange offer will be expensed as they are incurred.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Additional Interest on your Old Notes and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•	they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Resales of New Notes

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Notes you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)	you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge and agree that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in the exchange offer in exchange for Old Notes that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in each case, to our right to suspend use of this prospectus under the circumstances described under “Plan of Distribution”), so long as such participating broker-dealer has notified us by delivering a fully completed and executed letter of transmittal to the Exchange Agent at the address set forth above under “—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date in which such broker-dealer indicates, by checking the appropriate box, that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Old Notes in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and we will not be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the exchange offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in the exchange offer.

We have not entered into any arrangement or understanding with any person who will receive New Notes in the exchange offer to distribute those New Notes following the completion of the exchange offer, and we are not aware of any person that will participate in the exchange offer with a view to distribution (within the meaning of the Securities Act) of the New Notes to be received in the exchange offer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters referred to above.

Description of the New Notes

The following is a brief summary of the material terms of the New Notes and the Indenture. The following summary does not purport to be complete, and is qualified in its entirety by reference to the Indenture.

As used in this section, the terms “the Issuer,” “we,” “us,” and “our” mean Jackson Financial Inc. as a corporate entity, and not together with its consolidated subsidiaries, unless the context otherwise requires.

General

On November 23, 2021, we issued $1.6 billion aggregate principal amount of Old Notes, all of which are outstanding as of the date of this prospectus. We will issue up to $1.6 billion aggregate principal amount of our New Notes in exchange for a like aggregate principal amount of our outstanding Old Notes in the exchange offer. Any Old Notes of each series that are exchanged for New Notes of the corresponding series pursuant to the exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Notes will not increase as a result of the exchange offer. The Old Notes are, and the New Notes will be, issued under an indenture, dated as of November 23, 2021, between the Issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended, supplemented or otherwise modified (the “base indenture”), including by (i) the supplemental indenture dated as of November 23, 2021, between the Issuer and the Trustee (the “2023 Notes supplemental indenture”), (ii) the supplemental indenture dated as of November 23, 2021, between the Issuer and the Trustee (the “2031 Notes supplemental indenture”) and (iii) the supplemental indenture dated as of November 23, 2021, between the Issuer and the Trustee (the “2051 Notes supplemental indenture” and, together with the 2023 Notes supplemental indenture and the 2031 Notes supplemental indenture, the “supplemental indentures” and the supplemental indentures, together with the base indenture, as applicable to each series of Notes, the “Indenture”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The 2023 Notes bear interest at a rate of 1.125% per annum, the 2031 Notes bear interest at a rate of 3.125% per annum and the 2051 Notes bear interest at a rate of 4.000% per annum. Interest on the New 2023 Notes will be payable semi-annually in arrears on each May 22 and November 22, beginning on November 22, 2022, to the persons in whose names the applicable Notes are registered at the close of business on each May 7 and November 7, as the case may be (whether or not a Business Day), immediately preceding such May 22 and November 22. Interest on the New 2031 Notes and the New 2051 Notes will be payable semi-annually in arrears on each May 23 and November 23, beginning on November 23, 2022, to the persons in whose names the applicable Notes are registered at the close of business on each May 8 and November 8, as the case may be (whether or not a Business Day), immediately preceding such May 23 and November 23. The New Notes of each series will accrue interest from the most recent date to which interest has been paid or provided for on the Old Notes of the corresponding series.

The 2023 Notes will mature on November 22, 2023, the 2031 Notes will mature on November 23, 2031 and the 2051 Notes will mature on November 23, 2051.

The Issuer may, without the consent of the holders of the Notes, issue additional Notes having the same terms as the Notes of any series offered hereby so that the existing Notes and the new Notes of the applicable series become part of the applicable series under the Indenture; provided that, if the additional Notes are not fungible with the Notes of the applicable series offered hereby for U.S. federal income tax or other purposes, the additional Notes will have a separate CUSIP number.

The New Notes will be issued only in fully registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are not subject to any sinking fund.

Ranking

The New Notes will be the Issuer’s unsecured and senior obligations and will rank equally in right of payment with all of the Issuer’s other existing and future unsecured and senior indebtedness.

The Issuer is a holding company with no direct operations. The Issuer conducts all of its business operations through its subsidiaries, meaning it derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, the Issuer’s ability to meet its obligations on the New Notes and its other debt obligations depends on its ability to receive distributions from its subsidiaries. The New Notes will not be guaranteed by any subsidiary of the Issuer. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the Issuer’s debt securities, including the New Notes, or to provide the Issuer with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the New Notes will be structurally subordinated to all debt, other liabilities (including liabilities to policyholders and contract holders) and preferred equity of the Issuer’s subsidiaries, which means that creditors and preferred equity holders of the subsidiaries will be paid from the subsidiaries’ assets before holders of the New Notes would have any claims to those assets. As of June 30, 2022, the Issuer’s subsidiaries had consolidated indebtedness of $313 million and its insurance subsidiaries had $271.8 billion in combined liabilities to policyholders and contract holders, including separate accounts, all of which effectively rank senior to the New Notes. See “Risk Factors — Risks Relating to the New Notes— Our ability to meet our obligations and pay interest on the New Notes is dependent upon distributions from our subsidiaries and the New Notes will be effectively subordinated to the obligations of our subsidiaries.”

Optional Redemption

At any time and from time to time, the 2023 Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date and the Make-Whole Redemption Amount (as defined below).

At any time and from time to time prior to (i) August 23, 2031, in the case of the 2031 Notes, and (ii) May 23, 2051, in the case of the 2051 Notes (each, a “Par Call Date”), the applicable series of Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to the greater of 100% of the principal amount of Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date and the Make-Whole Redemption Amount.

At any time and from time to time on or after their respective Par Call Date, the 2031 Notes and the 2051 Notes will be redeemable at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Issuer or by such Premium Calculation Agent as the Issuer may designate, of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed (not including any portion of those payments of interest accrued as of any redemption date), assuming, with respect to the 2031 Notes and the 2051 Notes, that the 2031 Notes and the 2051 Notes were redeemed on their respective Par Call Date, discounted from their respective scheduled payment dates to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 10 basis points, with respect to the 2023 Notes, (ii) 25 basis points, with respect to the 2031 Notes and (iii) 35 basis points, with respect to the 2051 Notes, plus, in each case, accrued and unpaid interest thereon to, but excluding, such redemption date. The Trustee will have no duty to calculate or verify the calculation of the Make-Whole Redemption Amount.

For purposes of the preceding definition:

(i) “Treasury Rate” means, with respect to any applicable redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding such redemption date.

(ii) “Premium Calculation Agent” means an investment banking institution of national standing appointed by the Issuer.

(iii) “Comparable Treasury Issue” means, with respect to any redemption date, the U.S. Treasury security selected by the Premium Calculation Agent as having an actual or interpolated maturity (on a day-count basis) comparable to the term remaining from such redemption date to the applicable Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv) “Comparable Treasury Price” means, with respect to any redemption date, as determined by the Issuer, (1) the average of five applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Issuer obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(v) “Reference Treasury Dealers” means each of (1) Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Issuer.

(vi) “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

(vii) “Business Day” means, with respect to any series of Notes, any day other than a Saturday or Sunday, legal holiday or a day on which federal or state banking institutions in the Borough of Manhattan, the City and State of New York, are authorized or obligated by law, executive order or regulation to close.

Notice of any redemption will be mailed (or, if the Notes of the applicable series are represented by one or more global notes (as defined below), transmitted in accordance with DTC standard procedures therefor) at least 10 days but not more than 60 days before the redemption date to each holder of the Notes of the applicable series to be redeemed; provided, however, that any notice of redemption may be sent more than 60 days prior to a redemption date if such notice is issued in connection with a defeasance or a satisfaction and discharge. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the portion of the Notes of an applicable series called for redemption and all rights under such Notes will terminate.

The notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above. If less than all of the Notes of a series are to be redeemed, the Trustee shall select the Notes or portions of the Notes to be redeemed pro rata; provided that, if the Notes of such series are represented by one or more global notes, interests in such global notes shall be selected for redemption in accordance with DTC’s applicable procedures therefor. Such Notes of such series may be selected in amounts of $2,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any note of such series to be redeemed in part will not be less than $2,000), and the Trustee shall thereafter promptly notify the Issuer in writing of the numbers of Notes of the series to be redeemed, in whole or in part.

Reporting Covenant

Unless the Issuer has filed the financial statements referred to in (i) and (ii) below with the SEC in accordance with the following paragraph, the Indenture requires the Issuer to post on its public website:

(i)	within 110 days after the end of each fiscal year, the Issuer’s audited annual financial statements, together with the related report of the Issuer’s independent auditors thereon, prepared in accordance with the requirements that would be applicable to such audited annual financial statements if appearing in an annual report on Form 10-K filed by the Issuer as a non-accelerated filer (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form; and

(ii)	within 55 days after the end of each of the first three fiscal quarters of each fiscal year, the Issuer’s unaudited interim financial statements, prepared in accordance with the requirements that would be applicable to such unaudited interim financial statements if appearing in a quarterly report on Form 10-Q filed by the Issuer as a non-accelerated filer (within the meaning of Rule 12b-2 under the Exchange Act) subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, or any successor or comparable form.

For so long as the Issuer is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Indenture requires the Issuer to file with the Trustee and make available to holders of the Notes (without exhibits), without cost to any holder, all documents the Issuer files with, or furnishes to, the SEC under the Exchange Act, within 15 days after the Issuer files them with, or furnishes them to, the SEC. Any such documents that are publicly available through the EDGAR system (or any successor system) of the SEC shall be deemed to have been filed with the Trustee and made available to holders in accordance with the Issuer’s obligations hereunder.

In addition, at any time that the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, and to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, the Issuer will furnish or otherwise make available to holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, statements, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants contained in the Indenture (as to which the Trustee will be entitled to conclusively rely upon an officer’s certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under the Indenture.

Limitation on Liens on Stock of Certain Subsidiaries

So long as any Notes are outstanding, neither the Issuer nor any of its subsidiaries will, at any time directly or indirectly, create, assume, incur or guarantee any debt for money borrowed that is secured by any mortgage, pledge, lien, security interest or other encumbrance on any shares of capital stock (defined as shares or units of, rights to purchase, warrants or options for, or other equivalent interests in equity of an entity and any preferred stock of a corporation or company) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life, or any such successor.

However, this restriction will not apply if the Notes then outstanding are equally and ratably secured with such secured debt so long as such debt is so secured.

Limitations on Dispositions of Stock of Certain Subsidiaries

So long as any Notes are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and transfers of assets, neither the Issuer nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of:

•	Jackson National Life;

•	any successor to substantially all of the business of Jackson National Life that is also a direct or indirect subsidiary of the Issuer; or

•	any entity (other than the Issuer) having direct or indirect control of Jackson National Life or any such successor;

except for, in each case:

•	a sale or other disposition of any shares of such capital stock to the Issuer or to one of its direct or indirect wholly-owned subsidiaries;

•	a sale or other disposition of any shares of such capital stock for at least fair market value (as determined by the board of directors of the company effecting such sale or disposition, acting in good faith); or

•	a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the Issuer’s request or the request of any subsidiary of the Issuer.

Consolidation, Merger, Transfer of Assets and Other Transactions

So long as any Notes are outstanding, the Issuer may not (i) merge with or into or consolidate with another entity, or (ii) convey, lease or otherwise transfer all or substantially all of its assets to any other entity other than to one of the Issuer’s direct or indirect wholly-owned subsidiaries, and no entity may merge with or into or consolidate with the Issuer, in each case unless:

•	the Issuer is the surviving entity, or the entity formed by or surviving such merger or consolidation or to which such conveyance, lease or transfer has been made, if other than the Issuer, is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and has expressly assumed by supplemental indenture all of the Issuer’s obligations under the Notes and the Indenture;

•	immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•	the Issuer delivers to the Trustee an officers’ certificate and an opinion of counsel, each to the effect that such supplemental indenture complies with the Indenture.

This prohibition will not apply to (i) the direct or indirect conveyance or transfer of all or any portion of the capital stock, assets or liabilities of any of the Issuer’s direct or indirect wholly-owned subsidiaries to the Issuer or any of its direct or indirect wholly-owned subsidiaries or (ii) the consolidation or merger of any of the Issuer’s direct or indirect wholly-owned subsidiaries (including Jackson Holdings LLC) with and into the Issuer.

Events of Default, Notice and Waiver

The following shall constitute “events of default” under the Indenture with respect to each series of the Notes:

•	The Issuer’s failure to pay any interest on any note of such series when due and payable, continued for 30 days;

•	The Issuer’s failure to pay principal of or premium, if any, on any note of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	The Issuer’s failure to observe or perform any other of the covenants or agreements with respect to the Notes of such series for 90 days after written notice of such failure is given to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in principal amount of the then outstanding Notes of such series;

•	certain defaults with respect to the Issuer’s indebtedness for money borrowed which result in a principal amount in excess of $150 million becoming or being declared due and payable prior to the date on which it would have otherwise become due and payable; and

•	certain events of bankruptcy, insolvency or reorganization of the Issuer.

If an event of default with respect to any Notes of any series shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of that series may declare, by notice as provided in the Indenture, the principal amount of all the Notes of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; provided further that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding Notes of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to Notes of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all Notes of such series, outstanding under the Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any Notes of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding note of such series affected.

The Trustee is required, within 90 days after the occurrence of a default with respect to a series of Notes of which it has received written notice and which is continuing with respect to the Notes of such series (without regard to any grace period or notice requirements), to give to the holders of the Notes of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes of such series.

The Trustee may require indemnification satisfactory to it by the holders of the Notes of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of the Notes of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding Notes of that series under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series.

No holder of a note of any series may institute any action against the Issuer under the Indenture (except the right of any holder to institute suit for enforcement of any overdue principal of (and premium, if any) and interest on the Notes) unless (i) the holder has given to the Trustee written notice of an event of default and of the continuance thereof with respect to the Notes of such series specifying an event of default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding shall have requested the Trustee to institute such action, (iii) such holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee shall not have instituted such action within 60 days of such request and (v) during such 60 day period, the holders of a majority of the Notes of such series do not give the Trustee a direction inconsistent with the request.

The Issuer will be required to furnish annually to the Trustee statements as to the Issuer’s compliance with all conditions and covenants under the Indenture. If the Issuer is in default, such statement shall specify all such defaults and the nature and status thereof of which the Issuer may have knowledge. The Issuer will be required, within 10 Business Days after becoming aware of any default, to deliver to the Trustee a written notice specifying such default.

Defeasance and Covenant Defeasance

The Issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the Notes of or within any series (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the Notes of or within any series (“covenant defeasance”), upon the deposit with the Trustee or paying agent, in trust for such purpose, of money and/or government obligations which, in the opinion of a nationally recognized certified public accounting firm, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on the Notes to maturity or redemption, as the case may be. As a condition to defeasance or covenant defeasance, the Issuer must deliver to the Trustee an opinion of counsel to the effect that the holders of such Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In addition, in the case of either defeasance or covenant defeasance, the Issuer shall have delivered to the Trustee (i) an officers’ certificate to the effect that the relevant securities exchange(s) have informed it that neither such Notes nor any other Notes of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with. The Issuer may exercise its defeasance option with respect to the Notes notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indenture, the Issuer and the Trustee may supplement the Indenture for certain purposes, including to make any change that would not materially adversely affect the rights of the holders of the Notes of a series, without the consent of those holders. The Issuer and the Trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of Notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of each affected series, voting as a single class. However, the Indenture requires the consent of each holder of Notes of a series that would be affected by any modification that would:

•	extend the fixed maturity of any Notes of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	change the obligation of the Issuer to maintain an office or agency and for the purposes specified in the Indenture;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the currency in which any note or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to any note;

•	reduce the percentage in principal amount of outstanding Notes of such series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for the consent of holders of the Notes of such series; or

•	modify any of the above provisions.

The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding Notes of any series to waive the Issuer’s compliance with certain covenants contained in the Indenture.

Payment and Paying Agents

Payment of interest on a note on any interest payment date will be made to the person in whose name a note is registered at the close of business on the record date for the interest payment.

Principal, interest and premium, if any, on the Notes of a particular series will be payable in U.S. dollars at the office of the paying agent that the Issuer designates for such purpose from time to time. Notwithstanding the foregoing, at the Issuer’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register or by wire transfer in accordance with the Indenture.

Initially, the Trustee will act as paying agent for payments with respect to the Notes of each series.

Subject to applicable law, all moneys paid by the Issuer to a paying agent for the payment of the principal, interest or premium, if any, on any note of each series which remain unclaimed at the end of two years after such principal, interest or premium, if any, has become due and payable will be repaid to the Issuer upon request, and the holder of such note thereafter may look only to the Issuer for payment thereof.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Relationship with the Trustee

The Bank of New York Mellon Trust Company, N.A. will serve as the trustee, security registrar and paying agent under the Indenture. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the Trustee and its affiliates.

Description of Registration Rights Agreement

The following summary describes the material terms and provisions of the Registration Rights Agreement. This description is qualified in its entirety by reference to the terms and conditions of the Registration Rights Agreement, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

In connection with the issuance of the Old Notes, the Issuer and the initial purchasers entered into the Registration Rights Agreement with respect to each series of Notes. In the agreement, the Issuer agreed, for the benefit of the holders of the Old Notes, to use its reasonable best efforts to (1) file with the SEC a registration statement on an appropriate registration form with respect to a registered offer to exchange the Old Notes for New Notes having substantially identical terms as the Old Notes and evidencing the same indebtedness as the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions or any additional interest payable upon a registration default, as discussed below) and (2) cause the registration statement to be declared effective under the Securities Act.

The Issuer will accept for exchange Old Notes of any series which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date unless the Issuer terminates the exchange offer. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by the Issuer, all on the terms and subject to the conditions set forth in the letter of transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes of the corresponding series. Interest on each New Note will accrue (1) from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or (2) if no interest has been paid on the Old Note, from the issue date of the Old Note surrendered for exchange.

Each holder of Old Notes that participates in the registered exchange offer will be required to represent:

•	that any New Notes to be received by it will be acquired in the ordinary course of its business;

•	that it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

•	that it is not an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act; and

•	if it is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, that the Old Notes to be exchanged were acquired as a result of market-making or other trading activities and that it will deliver a prospectus (or, to the extent permitted by law, make a prospectus available) in connection with any resale of the New Notes. In this case, the Issuer agrees to maintain the effectiveness of the exchange offer registration statement until 90 days after the last date for acceptance for exchange of the Old Notes for New Notes of the corresponding series.

The Issuer will use its reasonable best efforts to complete the registered exchange offer not later than 60 days after the exchange offer registration statement becomes effective. Under existing interpretations of the SEC contained in several no-action letters to third parties, the New Notes will generally be freely transferable after the registered exchange offer without further registration under the Securities Act, except that any broker-dealer that participates in the exchange must deliver a prospectus meeting the requirements of the Securities Act when it resells the New Notes.

The Issuer agrees to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes. Old Notes of any series not tendered in the registered exchange offer will bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to additional interest described below) after the consummation of the registered exchange offer.

In the event that the Issuer determines that a registered exchange offer may not be completed as soon as practicable after the last date for acceptance of Old Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if for any reason the registered exchange offer is not completed by December 31, 2022, or, in certain circumstances, any initial purchaser so requests in connection with any offer or sale of Old Notes, the Issuer will promptly file and use its reasonable best efforts to have declared effective a shelf registration statement relating to resales of the Old Notes and to keep that shelf registration statement effective until the date that the Old Notes cease to be “registrable securities” (as defined in the Registration Rights Agreement), including when all Old Notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement. The Issuer will, in the event of such a shelf registration, provide to each participating holder of Old Notes copies of a prospectus, notify each participating holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of Old Notes that sells Old Notes under the shelf registration statement generally will be required to make certain representations to the Issuer (as described above), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of Old Notes (including certain indemnification obligations). Holders of Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from the Issuer. Under applicable interpretations of the staff of the SEC, the Issuer’s affiliates will not be permitted to exchange their Old Notes for registered Notes in the exchange offer. The Issuer is entitled to suspend its obligation to file any amendment to a shelf registration statement, furnish any supplement or amendment to a prospectus included in a shelf registration statement or any free writing prospectus, make any other filing with the SEC that would be incorporated by reference into a shelf registration statement, cause a shelf registration statement to remain effective or take any similar action if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Issuer or its subsidiaries that may require disclosure in the shelf registration statement or prospectus and the Issuer determines that such disclosure is not in the best interest of the Issuer and its stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the shelf registration statement or prospectus would be impracticable.

If a “registration default” (as defined in the Registration Rights Agreement and described below) occurs with respect to a series of registrable securities, then additional interest shall accrue on the principal amount of the Old Notes of a particular series that are “registrable securities” at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrued on such series may in no event exceed 0.50% per annum). The additional interest will cease to accrue when the registration default is cured. A registration default occurs if (1) the Issuer has not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the registered exchange offer or, if a shelf registration statement is required and is not declared effective, on or prior to December 31, 2022 or (2) if applicable, a shelf registration statement covering resales of the Old Notes has been declared effective and such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of Old Notes (a) on more than two occasions during the required effectiveness period or (b) at any time in any 12-month period during the required effectiveness period, and such failure to remain effective or be usable exists for more than 30 days (whether or not consecutive) in any 12-month period. A registration default is cured with respect to a series of Old Notes, and additional interest ceases to accrue on any registrable securities of a series of Old Notes, when the registered exchange offer is completed or the shelf registration statement is declared effective or the prospectus again becomes usable, as applicable, or such Old Notes cease to be registrable securities.

Any amounts of additional interest due will be payable in cash on the same original interest payment dates as interest on the Old Notes is payable. The New Notes will be accepted for clearance through DTC.

Book-Entry, Delivery and Form

The New Notes will initially be issued in book-entry form evidenced by one or more global New Notes (“Global New Notes”) registered in the name of DTC or its nominee. The Old Notes were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by one or more global Old Notes (“Global Old Notes”) registered in the name of DTC or its nominee. The Global Old Notes were, and the Global New Notes will be, deposited upon issuance with the Trustee, as custodian for DTC, in each case for credit to the accounts of direct participants in DTC as described below. Except as described below, Notes in book-entry form evidenced by one or more global Notes (“Global Notes,” which term includes, unless otherwise expressly stated or the context otherwise requires, the Global New Notes and the Global Old Notes”) may be transferred, in whole and not in part, only to DTC, or another nominee of DTC or to a successor of DTC or its nominee. Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below). See “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, which may change from time to time.

The Trustee is acting as the initial paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of some of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the systems or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Owners of the beneficial interests in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants or Indirect Participants in such system. Each of Euroclear and Clearstream holds and will hold interests in the Global Notes on behalf of its participants through customers’ securities accounts in its name on the books of its depositary. All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of such system. The laws of some states require, and the laws of other jurisdictions may require, that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we, the Trustee nor any of our or the Trustee’s agents has or will have any responsibility or liability for (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in any Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any Global Notes or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of Global Notes will be governed by standing instructions and customary practices and will be the responsibility of Participants or Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying or remitting payments to the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Subject to the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the respective depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Global Notes as to which such Participant or Participants has or have given such direction. However, if an Event of Default (as defined in “Description of the New Notes”) with respect to the Notes has occurred and is continuing, DTC reserves the right to exchange the Global Notes for Certificated Notes (which, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise), and to distribute such Certificated Notes to its Participants.

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the foregoing procedures to facilitate transfers of interests in the Global Notes among their respective participants, and such procedures may be discontinued at any time. Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note will be exchangeable for Notes in registered certificated form without coupons (“Certificated Notes”) if (1) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and we do not appoint a successor depositary for the Notes within 90 days after we receive such notification or we become aware that DTC has ceased to be so registered, as the case may be, (2) we, at our option and subject to DTC procedures, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default. If that occurs, then only New Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global New Notes and only Old Notes in registered certificated form without coupons will be issued in exchange for beneficial interests in Global Old Notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise.

Same-Day Settlement and Payment

Payments in respect of the Notes represented by Global Notes (including principal and interest) will be made by wire transfer of immediately available funds to DTC or its nominee, as the registered holder of the Global Notes. In the event that Certificated Notes are issued under the limited circumstances described above, we will pay the principal and premium, if any, on, and may pay interest on, the Certificated Notes at the office or agency maintained by us for such purpose in the United States of America, which initially shall be an office of the Trustee, upon surrender of such Certificated Note at such office or agency. Interest on any Certificated Notes may also be paid, at our option, by check mailed to the addresses of the registered holders entitled thereto or by wire transfer to accounts in the United States of America specified by such holders. The Notes represented by Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

U.S. Federal Income Tax Considerations

The following is a discussion of certain U.S. federal income tax considerations relating to (i) the exchange of Old Notes for New Notes pursuant to this exchange offer and (ii) the ownership and disposition of the New Notes by U.S. holders and non-U.S. holders (each as defined below) that purchase the New Notes pursuant to this prospectus and hold such New Notes as capital assets for U.S. federal income tax purposes (generally, property held for investment purposes). No ruling from the U.S. Internal Revenue Service (“IRS”) has been or is expected to be sought on any of the issues discussed herein, and there can be no assurance that the IRS or a court will agree with the conclusions reached below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific holders (as defined below) in light of their particular circumstances (including holders that are directly or indirectly related to the Issuer and accrual method holders that have an “applicable financial statement”) or to holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or currencies or other holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities (including private foundations), retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, holders that hold a Note as part of a straddle, hedge, conversion or other integrated transaction or U.S. holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. holder” means a beneficial owner of a Note that, for U.S. federal income tax purposes, is (i) a citizen or an individual who is a resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used in this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, and the term “holder” means a U.S. holder or a non-U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in a Note, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the ownership and disposition of a Note.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PERSON CONSIDERING AN INVESTMENT IN THE NEW NOTES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Treatment of Exchange under the Exchange Offer

The exchange of Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. A holder will not realize any taxable gain or loss as a result of exchanging Old Notes for New Notes, and, upon the exchange, the holder will have the same tax basis and holding period in the New Notes as the holder had in the Old Notes immediately before the exchange.

U.S. Holders

Interest on the New Notes

In general, interest payable on a New Note will be taxable to a U.S. holder as ordinary interest income when it is received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Bond Premium

If a U.S. holder purchased an Old Note in a secondary market transaction for an amount in excess of, in general, the Old Note’s principal amount, the U.S. holder will be considered to have purchased the Old Note with “amortizable bond premium” equal in amount to such excess. Any amortizable bond premium applicable to an Old Note will carry over to the New Note received in exchange therefor. A U.S. holder may elect to amortize such premium using a constant yield method over the remaining term of the New Note and may offset interest income otherwise required to be included in respect of the Notes during any taxable year by the amortized amount of such excess for the taxable year. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the New Note by the amount of the premium so amortized. This election, once made, may only be revoked with the consent of the IRS. If a U.S. holder does not elect to amortize any bond premium and holds the New Note to maturity, then, in general, the U.S. holder will recognize a capital loss equal to the amount of such premium when the New Note matures. The deduction of capital losses may be subject to limitations.

Market Discount

If a U.S. holder acquired an Old Note in a secondary market transaction for an amount that is less than, in general, the Old Note’s principal amount, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is considered to be de minimis as described in section 1278(a)(2)(C) of the Code. Market discount on an Old Note not previously treated as ordinary income by a U.S. holder will carry over to the New Note received in exchange therefor. A U.S. holder will be required to treat any gain on the sale, exchange, retirement or other taxable disposition of a New Note as ordinary income to the extent of the accrued market discount on the New Note unless such market discount has been previously included in income by the U.S. holder pursuant to an election to include the market discount in income as it accrues (under either a ratable or constant yield method).

Sale, Exchange, Retirement or Other Taxable Disposition of the New Notes

In general, the sale, exchange, retirement or other taxable disposition of a New Note will result in gain or loss to a U.S. holder in an amount equal to the difference, if any, between the amount realized and the U.S. holder’s adjusted tax basis in such New Note immediately before the sale, exchange, retirement or other taxable disposition. Any amount attributable to accrued but unpaid stated interest will be treated as a payment of interest and taxed in the manner described above under “—Interest on the New Notes.” Any amount attributable to accrued market discount that has not previously been included in income will be treated in the manner described above under “—Market Discount.” In general, the U.S. holder’s adjusted tax basis in a New Note will be equal to the purchase price of the Old Note exchanged therefor paid by the U.S. holder (excluding any amount attributable to accrued but unpaid stated interest) increased by any market discount previously included in the U.S. holder’s income with respect to the New Note or the Old Note exchanged therefor and reduced by any bond premium used to offset interest income as described above under “—Bond Premium.” Subject to the discussion above regarding market discount, gain or loss realized on the sale, exchange, retirement or other taxable disposition of a New Note generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other taxable disposition the New Note has been held by the U.S. holder for more than one year. Certain non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on long-term capital gains. The deduction of capital losses may be subject to limitations.

Medicare Tax

In addition to regular U.S. federal income tax, certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income on a New Note and net gain from the sale, exchange, retirement or other taxable disposition of a New Note.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments to a U.S. holder of interest on, or proceeds from the sale, exchange, retirement or other disposition of, a New Note, unless such U.S. holder is an entity that is exempt from information reporting and, when required, demonstrates this fact. Any such payment to a U.S. holder that is subject to information reporting generally will also be subject to backup withholding, unless such U.S. holder provides the appropriate documentation (generally, IRS Form W-9) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability if the required information is furnished by such U.S. holder on a timely basis to the IRS.

Non-U.S. Holders

General

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “FATCA Withholding”:

(a)	payments of principal, interest and premium with respect to a New Note owned by a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax; provided that, in the case of amounts treated as payments of interest:

(i)	such amounts are not effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, such amounts are not attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder);

(ii)	such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote;

(iii)	such non-U.S. holder is not a controlled foreign corporation described in section 957(a) of the Code that is related to the Issuer through stock ownership;

(iv)	such non-U.S. holder is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and

(v)  the certification requirements described below are satisfied; and

(b)  except with respect to any amount that is attributable to accrued but unpaid interest, which will generally be taxed as described above, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, retirement or other taxable disposition of a New Note, unless (i) such gain is effectively connected with the conduct of a trade or business in the United States by such non-U.S. holder (and, if a tax treaty applies, is attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States), in which event such gain generally will be subject to U.S. federal income (but not withholding) tax in the manner described below, or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of such sale, exchange, retirement or other taxable disposition and certain other conditions are met, in which event such gain (net of certain U.S. source losses) generally will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable tax treaty).

The certification requirements referred to in clause (a)(v) above generally will be satisfied if the non-U.S. holder provides the applicable withholding agent with a statement (generally on IRS Form W-8BEN or W-8BEN-E or other appropriate substitute form), signed under penalties of perjury, stating, among other things, that such non-U.S. holder is not a U.S. person and that no withholding is required pursuant to the Foreign Account Tax Compliance Act (“FATCA”). U.S. Treasury regulations provide additional rules for a New Note held through one or more intermediaries or pass-through entities.

If the requirements set forth in clause (a) above are not satisfied with respect to a non-U.S. holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless another exemption is applicable. For example, an applicable tax treaty may reduce or eliminate this withholding tax if such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) to the applicable withholding agent.

If a non-U.S. holder is engaged in the conduct of a trade or business in the United States, and if amounts treated as interest on a New Note or gain recognized on the sale, exchange, retirement or other taxable disposition of a New Note are effectively connected with the conduct of such trade or business (and, if a tax treaty applies, such interest is attributable to a permanent establishment or fixed base maintained within the United States by the non-U.S. holder), such non-U.S. holder generally will not be subject to U.S. federal withholding tax on such interest or gain; provided that, in the case of amounts treated as interest, such non-U.S. holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-U.S. holder generally will be subject to U.S. federal income tax (but not the Medicare tax described above) on such interest or gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Amounts treated as payments of interest on a New Note to a non-U.S. holder and the amount of any U.S. federal tax withheld from such payments generally will be reported annually to the IRS and to such non-U.S. holder by the applicable withholding agent.

The information reporting and backup withholding rules that apply to payments of interest to certain U.S. holders generally will not apply to amounts treated as payments of interest to a non-U.S. holder if such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Proceeds from the sale, exchange, retirement or other taxable disposition of a New Note by a non-U.S. holder effected outside the United States through a non-U.S. office of a non-U.S. broker generally will not be subject to the information reporting and backup withholding rules that apply to payments to certain U.S. holders; provided that the proceeds are paid to the non-U.S. holder outside the United States. However, proceeds from the sale, exchange, retirement or other taxable disposition of a New Note by a non-U.S. holder effected through a non-U.S. office of a non-U.S. broker with certain specified U.S. connections or of a U.S. broker generally will be subject to these information reporting rules (but generally not to these backup withholding rules), even if the proceeds are paid to such non-U.S. holder outside the United States, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption. Proceeds from the sale, exchange, retirement or other taxable disposition of a New Note by a non-U.S. holder effected through a U.S. office of a broker generally will be subject to these information reporting and backup withholding rules, unless such non-U.S. holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E to the applicable withholding agent) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability if the required information is furnished by such non-U.S. holder on a timely basis to the IRS.

FATCA Withholding

Under the FATCA provisions of the Code and related U.S. Treasury guidance, a withholding tax of 30% will be imposed in certain circumstances on payments of interest on the New Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities, on an annual basis, certain information regarding U.S. account holders of such institution (including certain non-U.S. entities that are wholly or partially owned by U.S. persons) and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a New Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. Each holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the New Notes.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the exchange of Old Notes for New Notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Notes by a Covered Plan with respect to which the Issuer or the underwriters are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the Issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that any exemption will apply to all possible prohibited transactions that might occur in connection with an investment in the Notes, or that all of the conditions of any such exemptions will be satisfied.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the Notes. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the Notes should consult with its counsel before purchasing the Notes to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under any applicable Similar Laws.

Because of the foregoing, the Notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representations

Accordingly, by acceptance of a Note (including any interest in a Note) each purchaser and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Notes constitutes assets of any Plan or (ii) the purchase and holding of the Notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

Additionally, each purchaser of a Note that is using assets of any Covered Plan to acquire or hold a Note (including any interest in a Note) will be deemed to represent that none of the Issuer, the underwriters or any of the Issuer’s or their respective affiliates has acted as the Covered Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser’s decision to acquire any Note.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Notes. Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Notes is consistent with ERISA, the Code and any Similar Laws, as applicable.

Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws.

Plan of Distribution

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the day that is 90 days following that expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until February 21, 2023, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

The Issuer will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the expiration date of the exchange offer, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the exchange offer (other than the expenses of counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

By tendering its Old Notes, any broker-dealer that receives New Notes pursuant to the exchange offer agrees to notify us prior to using this prospectus in connection with any sale or transfer of New Notes, acknowledges and agrees that the Registration Rights Agreement provides that, upon notice from us of the occurrence of any event that would result in this prospectus, the registration statement of which this prospectus is a part or any related free writing prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it will suspend the use of this prospectus or such free writing prospectus, as the case may be, until we have amended or supplemented this prospectus or such free writing prospectus, as the case may be, to correct such misstatement or omission.

Experts

The consolidated financial statements as of December 31, 2021 and December 31, 2020 and for each of the years in the three-year period ended December 31, 2021 and the related notes and financial statement schedules included in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report appearing therein, and upon the authority of said firm as experts in accounting and auditing.

Legal Matters

The validity of the New Notes will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.

Our website is www.jackson.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 7, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 11, 2022 and August 10, 2022, respectively;

•	Portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2021; and

•	Our Current Reports on Form 8-K filed with the SEC on February 9, 2022, March 2, 2022 (solely with respect to the information contained therein that is filed pursuant to Item 8.01), March 14, 2022, April 14, 2022, May 10, 2022 (solely with respect to the information contained therein that is filed pursuant to Item 8.01 only), June 3, 2022, June 8, 2022, June 10, 2022 and August 9, 2022 (solely with respect to the information contained therein that is filed pursuant to Item 8.01).

We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the exchange offer to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus.

You should read the information relating to us in this prospectus together with the information in the documents incorporated or deemed to be incorporated by reference herein. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are also available on our website as provided under “Where You Can Find More Information.” Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this prospectus unless specifically incorporated herein by reference. You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at our address or from the SEC, in each case as provided under “Where You Can Find More Information.” To obtain timely delivery of any such documents, you should make any such request no later than five business days before the expiration date of the exchange offer.

Jackson Financial Inc.

OFFER TO EXCHANGE

$600,000,000 aggregate principal amount of its 1.125% Senior Notes due 2023 that have been registered under the Securities Act of 1933 for any and all of its outstanding 1.125% Senior Notes due 2023

$500,000,000 aggregate principal amount of its 3.125% Senior Notes due 2031 that have been registered under the Securities Act of 1933 for any and all of its outstanding 3.125% Senior Notes due 2031

$500,000,000 aggregate principal amount of its 4.000% Senior Notes due 2051 that have been registered under the Securities Act of 1933 for any and all of its outstanding 4.000% Senior Notes due 2051

PROSPECTUS

August 24, 2022